Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

March 2010 Performance Update

The Frontier Fund Supplement Dated March 31, 2010 to Prospectus Dated February 16, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	March 31, 2010	March 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	3.54%	-0.62%	$117.81
Balanced Series-1a	3.48%	-0.80%	$104.66
Campbell/Graham/Tiverton Series-1	1.50%	-3.25%	$101.25
Currency Series-1	2.57%	1.93%	$79.50
Long/Short Commodity Series-1	2.59%	-2.29%	$111.16
Winton/Graham Series-1	5.20%	-0.54%	$109.47
Winton Series-1	5.48%	4.92%	$123.35
Long Only Commodity Series-1	-1.07%	-4.05%	$80.20
Managed Futures Index Series-1	-1.15%	-0.89%	$111.54

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(13,273,467.34)
Unrealized trading gain/(loss)			24,533,504.22
Less: commissions			(447,614.06)
Less: FCM fees			(99,741.64)
Foreign currency gain/(loss)			(35,800.55)
Interest income			46,903.78

Total Income			10,723,784.41

EXPENSES

Management fees			150,493.81
Incentive fees			272,334.47
Broker service fees			744,053.06

Total Expenses			1,166,881.34

Net Income (Loss)			$9,556,903.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,384,425.77578	$271,290,632.78	113.78
Current month additions	454.76289	52,187.41
Current month redemptions	(26,699.32520)	(3,092,394.50)
Net Income (loss) for current month		9,556,903.07

Net Asset Value, end of current month	2,358,181.21347	$277,807,328.76	117.81

	Monthly rate of return		3.54%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(435,569.81)
Unrealized trading gain/(loss)			764,603.32
Less: commissions			(13,427.40)
Less: FCM fees			(2,965.44)
Foreign currency gain/(loss)			(1,205.91)
Interest income			9,481.74

Total Income			320,916.50

EXPENSES

Trading Fee			13,340.01
Management fees			4,696.13
Incentive fees			8,216.61
Broker service fees			22,123.48

Total Expenses			48,376.23

Net Income (Loss)			$272,540.27

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	84,278.30565	$8,523,940.76	101.14
Current month additions	128.88167	13,337.03
Current month redemptions	(18,976.85464)	(1,962,119.59)
Net Income (loss) for current month		272,540.27

Net Asset Value, end of current month	65,430.33268	$6,847,698.47	104.66

	Monthly rate of return		3.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$511,221.51
Unrealized trading gain/(loss)			907,025.38
Less: commissions			(40,873.31)
Less: FCM fees			(29,333.06)
Foreign currency gain/(loss)			(5,430.76)
Interest income			(1,652.32)

Total Income			1,340,957.44

EXPENSES

Management fees			188,522.77
Incentive fees			—
Broker service fees			177,818.26

Total Expenses			366,341.03

Net Income (Loss)			$974,616.41

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	656,454.49641	$65,483,766.77	99.75
Current month additions	83.43036	8,310.68
Current month redemptions	(8,975.78312)	(904,153.43)
Net Income (loss) for current month		974,616.41

Net Asset Value, end of current month	647,562.14365	$65,562,540.43	101.25

	Monthly rate of return		1.50%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$9,790.02
Unrealized trading gain/(loss)			214,011.96
Less: FCM fees			(3,475.16)
Interest income			4,393.46

Total Income			224,720.28

EXPENSES

Management fees			5,547.73
Incentive fees			—
Broker service fees			21,192.85

Total Expenses			26,740.58

Net Income (Loss)			$197,979.70

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	100,310.52987	$7,775,313.95	77.51
Current month additions	66.86010	5,261.57
Current month redemptions	(2,359.62134)	(185,883.55)
Net Income (loss) for current month		197,979.70

Net Asset Value, end of current month	98,017.76863	$7,792,671.67	79.50

	Monthly rate of return		2.57%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,690,920.26)
Unrealized trading gain/(loss)			4,069,754.80
Less: commissions			(81,686.32)
Less: FCM fees			(17,975.03)
Foreign currency gain/(loss)			74.11
Interest income			38,362.46

Total Income			1,317,609.76

EXPENSES

Management fees			171,990.61
Incentive fees			17,754.42
Broker service fees			109,113.96

Total Expenses			298,858.99

Net Income (Loss)			$1,018,750.77

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	368,853.05920	$39,965,808.81	108.35
Current month additions	93.80261	10,243.54
Current month redemptions	(18,904.47117)	(2,084,136.80)
Net Income (loss) for current month		1,018,750.77

Net Asset Value, end of current month	350,042.39064	$38,910,666.32	111.16

	Monthly rate of return		2.59%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,458,570.99
Unrealized trading gain/(loss)			1,124,893.91
Less: commissions			(25,067.33)
Less: FCM fees			(20,393.43)
Foreign currency gain/(loss)			9,071.62
Interest income			20,697.83

Total Income			2,567,773.59

EXPENSES

Management fees			137,390.30
Incentive fees			—
Broker service fees			123,389.24

Total Expenses			260,779.54

Net Income (Loss)			$2,306,994.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	430,077.40172	$44,754,605.67	104.06
Current month additions	97.28838	10,291.64
Current month redemptions	(6,924.35474)	(738,355.82)
Net Income (loss) for current month		2,306,994.05

Net Asset Value, end of current month	423,250.33536	$46,333,535.54	109.47

	Monthly rate of return		5.20%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,375,981.04
Unrealized trading gain/(loss)			1,458,820.26
Less: commissions			(9,332.90)
Less: FCM fees			(21,492.93)
Foreign currency gain/(loss)			8,760.86
Interest income			4,058.68

Total Income			2,816,795.01

EXPENSES

Management fees			118,393.99
Incentive fees			—
Broker service fees			130,652.95

Total Expenses			249,046.94

Net Income (Loss)			$2,567,748.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	402,657.88677	$47,086,170.50	116.94
Current month additions	159.03209	18,936.04
Current month redemptions	(6,052.02015)	(731,992.62)
Net Income (loss) for current month		2,567,748.07

Net Asset Value, end of current month	396,764.89871	$48,940,861.99	123.35

	Monthly rate of return		5.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(27,628.99)
Unrealized trading gain/(loss)			(3,725.57)
Less: commissions			—
Less: FCM fees			(1,505.52)
Foreign currency gain/(loss)			—
Interest income			6,315.50

Total Income			(26,544.58)

EXPENSES

Management fees			4,152.44
Incentive fees			—
Broker service fees			6,125.68

Total Expenses			10,278.12

Net Income (Loss)			$(36,822.70)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	42,291.18443	$3,428,482.71	81.07
Current month additions	0.88999	70.84
Current month redemptions	(651.29112)	(52,084.79)
Net Income (loss) for current month		(36,822.70)

Net Asset Value, end of current month	41,640.78330	$3,339,646.06	80.20

	Monthly rate of return		-1.07%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(16,140.33)
Unrealized trading gain/(loss)			2,989.82
Less: commissions			(574.48)
Less: FCM fees			(783.30)
Foreign currency gain/(loss)			(143.22)
Interest income			1,003.88

Total Income			(13,647.63)

EXPENSES

Management fees			3,432.63
Incentive fees			—
Broker service fees			3,155.96

Total Expenses			6,588.59

Net Income (Loss)			$(20,236.22)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,651.53603	$1,765,982.83	112.83
Current month additions	—	—
Current month redemptions	(99.27937)	(11,067.04)
Net Income (loss) for current month		(20,236.22)

Net Asset Value, end of current month	15,552.25666	$1,734,679.57	111.54

	Monthly rate of return		-1.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1